Exhibit 4(aaa)

AGREEMENT OF APPOINTMENT AND ACCEPTANCE

This Agreement of Appointment and Acceptance (this “Agreement”), dated as of December 29, 2006, is made by and between Bank of America Corporation, a Delaware corporation (the “Issuer”), and The Bank of New York Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States and having its principal office in Los Angeles, California (“Trust Company”).

RECITALS

WHEREAS, the Issuer, as an original party or as successor corporation to FleetBoston Corporation or MBNA Corporation, and The Bank of New York, a New York banking corporation (the “Bank”), entered into the trust indentures as are more particularly described in Exhibit A (each an “Indenture” and collectively the “Indentures”) under which the Bank was appointed to act as trustee, issuing and paying agent, registrar or other agent of the Issuer (collectively referred to herein as the “Trustee”) or is a successor Trustee in connection with the debt securities issued pursuant to the terms of the applicable Indenture (the “Securities”);

WHEREAS, as required by the terms of the Indentures, the Bank provided notice to the Issuer of its desire to resign as Trustee under each Indenture and its recommendation that Trust Company be appointed as successor Trustee under each Indenture; and

WHEREAS, the Board of Directors of the Issuer has authorized and directed the authorized officers of the Issuer to appoint Trust Company as the successor to the Bank as Trustee under each Indenture, and Trust Company desires to accept such appointment as the successor to the Bank as Trustee under each Indenture.

NOW, THEREFORE, the Issuer and Trust Company, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby consent and agree as follows:

ARTICLE I

APPOINTMENT OF SUCCESSOR TRUSTEE

SECTION 1.01. The Issuer hereby appoints Trust Company to serve as Trustee under the terms of each Indenture with like effect as if originally named as Trustee under each Indenture.

SECTION 1.02. Trust Company hereby accepts the Issuer’s appointment to serve as Trustee under the terms of each Indenture and accepts and assumes the rights, powers, duties and obligations of the Bank under each Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under each Indenture.

SECTION 1.03. The Issuer and Trust Company acknowledge that all conditions relating to the appointment of Trust Company as the successor to the Bank as Trustee under each

Indenture have been met by the Issuer, except that the Bank has agreed to deliver notice of its resignation to all securities holders, either on its own behalf or on behalf of the Issuer, as applicable, as required under the terms of the Indentures.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.01. The Issuer represents and warrants that it is a corporation duly organized and validly existing under the laws of Delaware and that it has the corporate power and authority to enter into and perform this Agreement.

SECTION 2.02. Trust Company represents and warrants that it is a national association duly organized and validly existing under the applicable laws of the United States of America and that it has the corporate power and authority to enter into and perform this Agreement. Trust Company further represents and warrants that it is qualified to perform the duties and services as Trustee under each Indenture and has no reason to believe that it will be or become unqualified to act in any such capacity.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. This Agreement and the appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local Los Angeles time on December 29, 2006 (the “Effective Date”).

SECTION 3.02. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.03. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 3.04. The persons signing this Agreement on behalf of the Issuer and Trust Company are duly authorized to execute it on behalf of the relevant party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and acknowledged all as of the day and year first above written.

Bank of America Corporation

By:	/s/ DARRIN B. MCCASKILL
Name:	Darrin B. McCaskill
Title:	Vice President

The Bank of New York Trust Company, N.A.

By:	/s/ TINA D. GONZALEZ
Name:	Tina Gonzalez
Title:	Assistant Treasurer

EXHIBIT A

Indentures

1.	Subordinated Notes Indenture, dated as of September 1, 1989, between Bank of America Corporation (as successor to NationsBank Corporation, formerly NCNB Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of August 28, 1998.

2.	Subordinated Notes Indenture, dated as of November 1, 1992, between Bank of America Corporation (as successor to NationsBank Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of July 1, 1993 and a Second Supplemental Indenture, dated as of August 28, 1998.

3.	Senior Debt Securities Indenture, dated as of January 1, 1995, between Bank of America Corporation (as successor to NationsBank Corporation) and The Bank of New York (as successor in interest to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company), as supplemented by a First Supplemental Indenture, dated as of September 18, 1998, a Second Supplemental Indenture, dated as of May 7, 2001, a Third Supplemental Indenture, dated as of July 28, 2004, and a Fourth Supplemental Indenture, dated as of April 28, 2006.

4.	Subordinated Debt Securities Indenture, dated as of January 1, 1995, between Bank of America Corporation (as successor to NationsBank Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of August 28, 1998.

5.	Junior Subordinated Debt Securities Indenture, dated as of November 27, 1996, between Bank of America Corporation (as successor to NationsBank Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of December 4, 1996, a Second Supplemental Indenture, dated as of December 17, 1996, a Third Supplemental Indenture, dated as of February 3, 1997, a Fourth Supplemental Indenture, dated as of April 22, 1997, and a Fifth Supplemental Indenture, dated as of August 28, 1998.

6.	Amended and Restated Senior Debt Securities Indenture, dated as of July 1, 2001, between Bank of America Corporation and The Bank of New York.

7.	Amended and Restated Subordinated Debt Securities Indenture, dated as of July 1, 2001, between Bank of America Corporation and The Bank of New York.

8.	Restated Junior Subordinated Debt Securities Indenture, dated as of November 1, 2001, between Bank of America Corporation and The Bank of New York.

9.	Subordinated Debt Securities Indenture, dated as of November 24, 1992, between MBNA Corporation and The Bank of New York (as successor to Harris Trust and Savings Bank), as supplemented by a First Supplemental Indenture, dated as of December 21, 2005.

10.	Junior Subordinated Indenture, dated as of December 18, 1996, between MBNA Corporation and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of June 27, 2002, a Second Supplemental Indenture, dated as of November 27, 2002, and a Third Supplemental Indenture, dated as of December 21, 2005.

11.	Senior Debt Securities Indenture, dated as of December 6, 1999, between FleetBoston Financial Corporation (formerly Fleet Boston Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of March 18, 2004.

12.	Junior Subordinated Deferrable Interest Securities Indenture, dated as of November 26, 1996, between FleetBoston Financial Corporation (successor to Bank of Boston Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of October 1, 1999 and a Second Supplemental Indenture, dated as of March 18, 2004.

13.	Junior Subordinated Deferrable Interest Securities Indenture, dated as of December 10, 1996, between FleetBoston Financial Corporation (successor to Bank of Boston Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of October 1, 1999 and a Second Supplemental Indenture, dated as of March 18, 2004.

14.	Junior Subordinated Deferrable Interest Securities Indenture, dated as of June 3, 1997, between FleetBoston Financial Corporation (successor to Progress Financial Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of February 1, 2004, and a Second Supplemental Indenture, dated as of March 18, 2004.

15.	Junior Subordinated Deferrable Interest Securities Indenture, dated as of June 4, 1997, between FleetBoston Financial Corporation (successor to BankBoston Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of October 1, 1999, and a Second Supplemental Indenture, dated as of March 18, 2004.

16.	Junior Subordinated Deferrable Interest Securities Indenture, dated as of June 8, 1998, between FleetBoston Financial Corporation (successor to BankBoston Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of October 1, 1999, and a Second Supplemental Indenture, dated as of March 18, 2004.

17.	Junior Subordinated Unsecured Debentures Indenture, dated as of June 30, 2000, between FleetBoston Financial Corporation and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of June 30, 2000, a Second Supplemental Indenture, dated as of September 17, 2001, a Third Supplemental Indenture, dated as of March 8, 2002, a Fourth Supplemental Indenture, dated as of July 31, 2003, and a Fifth Supplemental Indenture, dated as of March 18, 2004.

18.	Unsecured Junior Subordinated Deferrable Interest Notes Indenture, dated as of November 8, 2002, between FleetBoston Corporation (successor to Progress Financial Corporation) and The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of February 1, 2004, and a Second Supplemental Indenture, dated as of March 18, 2004.

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